Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Open Solutions Inc. (the “Company”) of substantially all of the assets and assumption of substantially all of the liabilities of Eastpoint Technologies, LLC which was consummated on June 18, 2004. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 have been prepared as if the acquisition had occurred at January 1, 2003, the beginning of the fiscal period presented. The notes to the pro forma combined condensed financial information describe certain pro forma adjustments to give effect to the purchase transaction had it been consummated at that date.

     In February 2004, the Company purchased Maxxar Corporation. The pro forma impact of this transaction has not been included in the pro forma combined condensed financial statements for the six months ended June 30, 2004 because the transaction was not material to the Company’s consolidated statement of operations.

     The unaudited pro forma combined condensed financial information has been derived from the Company’s historical consolidated financial statements and those of Eastpoint Technologies, LLC and should be read in conjunction with those financial statements and notes, the accompanying notes to the pro forma combined condensed financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are included elsewhere in these financial statements, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, and in the Company’s quarterly report on 10-Q for the period ended June 30, 2003, filed with the Securities and Exchange Commission on August 16, 2004.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of operating results which would have been achieved had the transaction actually been completed at the beginning of the respective periods. The selected unaudited pro forma combined condensed financial information is not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Year Ended December 31, 2003

		Eastpoint	Pro Forma
	Open	Technologies,	Adjustments		Pro Forma
	Solutions	LLC	(Note 2)		Combined
	(in thousands, except share and per share data)
Revenues	$63,852	$7,025	$—		$70,877
Cost of revenues	28,881	4,172	(67	)(a)	32,986

Gross profit	34,971	2,853	67		37,891
Operating expenses
Sales and marketing	10,729	1,469	—		12,198
Product development	6,854	1,022	—		7,876
General and administrative	15,888	1,260	(17	)(b)	17,131

Total operating expenses	33,471	3,751	(17)		37,205

Income (loss) from operations	1,500	(898)	84		686
Interest and other income (expense), net	43	203	(74	)(c)	172

Income (loss) before income taxes	1,543	(695)	10		858
Income tax provision	(234)	(62)	—		(296)

Net income (loss)	$1,309	$(757)	$10		$562

Preferred stock accretion charge	(31,500)	—	—		(31,500)
Net loss attributable to common shareholders	$(30,191)	$(757)	$10		$(30,938)

Net loss per share:
Basic and diluted	$(7.74)				$(7.93)
Weighted average common shares:
Basic and diluted	3,903,252				3,903,252

See accompanying notes.

1

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2004

		Eastpoint	Pro Forma
	Open	Technologies,	Adjustments		Pro Forma
	Solutions	LLC	(Note 2)		Combined
	(in thousands, except share and per share data)
Revenues	$42,770	$2,959	$—		$45,729
Cost of revenues	18,140	2,081	(31	)(a)	20,190

Gross profit	24,630	878	31		25,539
Operating expenses
Sales and marketing	6,299	605	—		6,904
Product development	4,183	555	—		4,738
General and administrative	8,217	675	(8	)(b)	8,884

Total operating expenses	18,699	1,835	(8)		20,526

Income (loss) from operations	5,931	(957)	39		5,013
Interest and other income (expense), net	522	(5)	(37)	(c)	480

Income (loss) before income taxes	6,453	(962)	2		5,493
Income tax provision	312	(11)	—		301

Net income (loss)	$6,141	$(951)	$2		$5,192

Net income (loss) per shares — basic	$0.35				$0.30
Weighted average common shares — basic	17,411,099				17,411,099
Net income (loss) per share — diluted	$0.32				$0.27
Weighted average common shares — diluted	19,404,573				19,404,573

See accompanying notes.

2

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — The Transaction

     On June 18, 2004, the Company acquired substantially all of the outstanding operating assets and assumed certain liabilities of Eastpoint Technologies, LLC (“Eastpoint”), a provider of core processing software and related services for banks, for cash consideration of $7,000,000. This acquisition was recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of purchased technology was determined by management based primarily on management’s best estimate of future cash flows expected to be generated by such technology. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operating results of this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition. The purchased technology related to this acquisition is being amortized over its useful life of five years. The other intangible assets, comprised of tradenames and customer relationships are being amortized over their useful lives of five and eleven years, respectively. Purchase accounting for this acquisition is preliminary, primarily with respect to the identification and valuation of intangibles, and is expected to be finalized during 2004.

The preliminary allocation of purchase price is summarized below:

Tangible assets acquired	$1,306,000
Purchased technology	290,000
Goodwill	5,341,000
Other intangible assets	1,990,000
Liabilities assumed	(1,927,000)

Purchase price	$7,000,000

Note 2 — Unaudited Pro Forma Combined Condensed Statement of Operations

     The following adjustments were applied to the Company’s historical statement of operations and that of Eastpoint for the year ended December 31, 2003 and the six months ended June 30, 2004 (in thousands):

		Year	Six Months
		Ended	Ended
		December	June 30,
		31, 2003	2004
(a)	To record the following:
	Amortization of the Company’s purchased technology	$58	$27
	Elimination of Eastpoint amortization of capitalized software	(125)	(58)

		$(67)	$(31)
	The amortization of purchased technology has been calculated based on a new fair value basis of $290, amortized over five years. The purchased technology will be amortized over its useful life of five years in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, based on the greater of the (a) ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining economic life of the product. The Company estimates that the straight-line method will approximate the ratio of current gross revenues to the total of current and anticipated future gross revenues.
(b)	To record the following:
	Amortization of the Company’s purchased customer list	$176	$81
	Elimination of Eastpoint amortization of customer lists	(203)	(94)

		Year	Six Months
		Ended	Ended
		December	June 30,
		31, 2003	2004
	Amortization of the Company’s purchased tradenames	10	5

		$(17)	$(8)
	The amortization of customer lists has been calculated based on a new fair value basis of $1,940, amortized over eleven years. The amortization of tradenames has been calculated based on a fair value basis of $50 amortized over five years. Customer lists and tradenames will be amortized over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. The Company estimates that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.
(c)	To record the following:
	Decrease in interest income related to use of $7,000 in cash for the acquisition, using a 1.05% interest rate	$(74)	(37)

		$(74)	(37)